Exhibit 99.1

Cirrus Logic Announces Preliminary Q4 Revenue Increases 87 Percent Year-Over-Year to $62.6 Million

Earnings Conference Call Set for April 27

AUSTIN, Texas--(BUSINESS WIRE)--April 7, 2010--Cirrus Logic Inc. (Nasdaq: CRUS) today announced estimated net revenue based on preliminary financial results for the fourth fiscal quarter, which ended on March 27, 2010, to be up 87 percent year-over-year to approximately $62.6 million, an increase from the previous guidance of $55 million to $59 million. Revenue from audio products is estimated at $40.5 million and revenue from energy products is expected to be approximately $22.1 million.

The company estimates gross margin to be between 56 percent and 57 percent. Combined R&D and SG&A expenses are estimated to be approximately $26.4 million and include an estimated $1.6 million in share-based compensation and amortization of acquisition-related intangible expenses.

“Our year-over-year fourth quarter revenue growth of 87 percent exceeded our expectations and sets the stage for what we expect will be another strong year for Cirrus Logic,” said Jason Rhode, president and chief executive officer of Cirrus Logic. “We look forward to sharing our full results and guidance on our upcoming earnings call.”

Cirrus Logic will hold its quarterly conference call to discuss fourth quarter, fiscal year 2010 financial results on Tuesday, April 27, 2010 at 10:30 a.m. EDT. Cirrus Logic will release the company's financial results at approximately 8:00 a.m. EDT on the same day.

To listen to the live conference call, dial 480-629-9723, or toll-free at 877-941-2333 (Conference ID: 4281912) by 10:20 a.m. on April 27, 2010. A replay of the conference call will be available beginning one hour following the completion of the call, until May 4, 2010. To access the recording, dial 303-590-3030, or toll-free at 800-406-7325 (Conference ID: 4281912). Additionally, the conference call will be webcast live through the Investor Relations page of the company’s website at www.cirrus.com. Shareholders who would like to submit a question to be addressed during the call are requested to submit the question to investor.relations@cirrus.com.

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Tucson, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2010 revenue, gross margin, combined research and development and selling, and general and administrative expense levels. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: overall economic pressures and general market and economic conditions; overall conditions in the semiconductor market, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; the loss of a key customer; pricing pressures; and the risk factors listed in our Form 10-K for the year ended March 28, 2009, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic Inc.

CONTACT:
Cirrus Logic, Inc.
Thurman K. Case, 512-851-4125
Chief Financial Officer
InvestorRelations@cirrus.com